SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                               ------------------

                                   FORM 8-K/A

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): September 2, 1999
                                                        -----------------


                             GRC INTERNATIONAL, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


  Delaware                          1-7517                       95-2131929
--------------              ------------------------         -------------------
 (State of                  (Commission File Number)          (I.R.S. Employer
Incorporation)                                               Identification No.)


                    1900 Gallows Road, Vienna, Virginia 22182
               --------------------------------------------------
               (Address of principal executive office) (Zip Code)


                                 (703) 506-5000
                         -------------------------------
                         (Registrant's telephone number)

Item 2.           ACQUISITION OR DISPOSITION OF ASSETS
                  ------------------------------------

Item 2 is amended to add the following paragraph.

     The acquisition has been accounted for using the purchase method of accounting and its operations will be consolidated with GRCI from the date of acquisition. The goodwill to be recognized in the transaction is estimated at $21 million, which the Company expects to amortize over a period of 30 years.

Item 7.           FINANCIAL STATEMENTS AND EXHIBITS
                  ---------------------------------

(a) (1) FINANCIAL STATEMENTS. Consolidated financial statements for MCR for the fiscal year ended February 28, 1999, and Report of Independent Auditors.

(b) (2) PRO FORMA FINANCIAL INFORMATION. Pro forma financial information of GRCI reflecting the acquisition of MCR.

The following GRCI pro forma condensed consolidated statement of operations for the year ended June 30, 1999, and the GRCI pro forma consolidated balance sheet as of June 30, 1999, are unaudited and have been prepared to give effect to the acquisition of MCR as if the transaction had occurred on July 1, 1998 for purposes of the statement of operations and as of June 30, 1999 for purposes of the balance sheet.

The pro forma condensed consolidated statement of operations for the year ended June 30, 1999 does not purport to represent what GRCI's result of operations would actually have been had the transaction in fact occurred on the aforementioned date, or to project GRCI's results of operations for any future periods. The pro forma adjustments are based upon available information and upon certain assumptions that management believes are reasonable under the circumstances.

The pro forma condensed consolidated financial statements should be read in conjunction with the historical financial statements of both GRCI and MCR, including the notes thereto.

                        Consolidated Financial Statements


                     Management Consulting & Research, Inc.


                          Year ended February 28, 1999
                       with Report of Independent Auditors

                     Management Consulting & Research, Inc.

                        Consolidated Financial Statements

                          Year ended February 28, 1999




                                    Contents


Report of Independent Auditors..............................................5

Audited Consolidated Financial Statements

Consolidated Balance Sheet..................................................6
Consolidated Statement of Income............................................7
Consolidated Statement of Stockholders' Equity..............................8
Consolidated Statement of Cash Flow.........................................9
Notes to Consolidated Financial Statements.................................10

                         Report of Independent Auditors



Board of Directors
Management Consulting & Research, Inc.

We have  audited  the  accompanying  consolidated  balance  sheet of  Management
Consulting & Research, Inc. as of February 28, 1999, and the related consolidated statements of income, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Management Consulting & Research, Inc. at February 28, 1999, and the consolidated results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


/s/ Ernst & Young, L.L.P.

McLean, Virginia
July 6, 1999

                     Management Consulting & Research, Inc.

                           Consolidated Balance Sheet



                                                                                 February 28,
                                                                                     1999

                                                                              -------------------
  Assets
  Current assets:
     Cash                                                                         $     121,112
     Accounts receivable                                                              8,461,960
     Prepaid expenses and other current assets                                          273,839
     Current portion of note receivable                                                 120,000
                                                                              -------------------
  Total current assets                                                                8,976,911
  Equipment, net                                                                        724,126
  Due from officers                                                                     186,602
   Note receivable                                                                      102,175
   Due from majority stockholder, including accrued interest of $287,797
                                                                                      1,500,000
   Cash surrender value of officer's life insurance                                     954,113
   Other assets                                                                          69,148
                                                                              ===================
   Total assets                                                                     $12,513,075
                                                                              ===================

  Liabilities and stockholders' equity Current liabilities:
     Accounts payable                                                             $     686,000
     Accrued compensation                                                             1,524,219
     Accrued ESOP & profit sharing                                                      767,193
     Income taxes payable                                                               792,809
     Deferred income taxes                                                            2,422,419
     Other current liabilities                                                           91,961
                                                                              -------------------
  Total current liabilities                                                           6,284,601
  Other liabilities                                                                     321,474
  Minority interest                                                                   1,112,540
  Commitments and contingencies
  Stockholders' equity:
     Common stock, $0.0015 par value - 5,000,000 shares
       authorized; 2,000,000 shares issued and outstanding                                3,000
     Treasury stock                                                                      (5,600)
     Retained earnings                                                                4,797,060
                                                                              -------------------
  Total stockholders' equity                                                          4,794,460
                                                                              ===================
  Total liabilities and stockholders' equity                                        $12,513,075
                                                                              ===================


See accompanying notes.



                     Management Consulting & Research, Inc.

                        Consolidated Statement of Income


                                                                                  Year ended
                                                                                 February 28,
                                                                                     1999
                                                                              -------------------

  Services revenue                                                                 $28,660,597

   Operating expenses:
     Cost of services                                                               14,240,666
     Selling, general, and administrative expenses                                  11,627,038
                                                                              -------------------
  Total operating expenses                                                          25,867,704
                                                                              -------------------

  Income from operations                                                             2,792,893

  Other income/(expenses):
     Interest income                                                                   136,004
     Interest expense                                                                  (51,494)
     Other                                                                             (19,005)
                                                                              -------------------
  Total other income                                                                    65,505
                                                                              -------------------

  Income before income taxes and minority interest                                   2,858,398

   Provision for income taxes                                                        1,134,086
                                                                              -------------------

  Income before minority interest                                                    1,724,312

  Minority interest                                                                    344,862
                                                                              ===================

  Net income                                                                        $1,379,450
                                                                              ===================

  Basic and diluted earnings per common share                                           $0.69
                                                                              ===================

  Weighted average common shares used in computing share amounts, basic and
     diluted                                                                         2,000,000
                                                                              ===================



See accompanying notes.


                                              Management Consulting & Research, Inc.

                                          Consolidated Statement of Stockholders' Equity



                                           Common                     Treasury
                                           Stock                       Stock
                                       ----------------------------------------------------------       Retained
                                           Shares        Amount        Shares         Amount            Earnings            Total
                                       ---------------------------------------------------------------------------------------------

  Balance at February 28, 1998           2,000,000      3,000              -               -         3,497,546          3,500,546

  Dividends declared ($.04 per share)            -          -              -               -           (79,936)           (79,936)

  Purchase of stock                              -          -         (1,600)         (5,600)                -             (5,600)

  Net income                                     -          -              -               -         1,379,450          1,379,450
                                       ---------------------------------------------------------------------------------------------

  Balance at February 28, 1999           2,000,000     $3,000         (1,600)        $(5,600)       $4,797,060         $4,794,460
                                       =============================================================================================



See accompanying notes.


                     Management Consulting & Research, Inc.

                      Consolidated Statement of Cash Flows


                                                                                  Year ended
                                                                                 February 28,
                                                                                     1999
                                                                              -------------------

  Operating activities:
  Net income                                                                        $1,379,450
     Adjustments to reconcile net income to net cash provided  by operating activities:
         Depreciation and amortization                                                 295,836
         Deferred income taxes                                                         443,199
         Interest earned on amounts due from officers and
           majority stockholder                                                       (127,870)
         Minority interest                                                             344,862
       Changes in assets and liabilities:
         Accounts receivable                                                           247,389
         Other assets                                                                 (115,129)
         Accounts payable and accrued expenses                                        (528,371)
         Other liabilities                                                              79,916
                                                                              -------------------
  Net cash provided by operating activities                                          2,019,282

   Investing activities:
   Purchases of equipment                                                             (336,969)
  Note receivable                                                                      110,339
  Net advances to officers and majority stockholder                                   (174,352)
                                                                              -------------------
  Net cash used in investing activities                                               (400,982)

  Financing activities:
  Dividends paid                                                                       (50,000)
  Purchase of stock                                                                     (5,600)
  Payments to related parties                                                         (271,608)
  Proceeds from line of credit                                                       6,380,174
  Payments on line of credit                                                        (7,670,096)
                                                                              -------------------
  Net cash used in financing activities                                             (1,617,130)
                                                                              -------------------

  Net increase in cash and cash equivalents                                              1,170
  Cash at beginning of year                                                            119,942
                                                                              ===================
  Cash at end of year                                                                 $121,112
                                                                              ===================



See accompanying notes.


                     Management Consulting & Research, Inc.

                   Notes to Consolidated Financial Statements

                                February 28, 1999

1.  Description of Business

The consolidated financial statements of Management Consulting & Research, Inc. (the "Company") include the accounts of the parent company, Management Consulting & Research, Inc. ("MCR"), and its five majority-owned subsidiaries. The Company's majority-owned subsidiaries include MCR Federal, Inc. (formerly MCR Services Group, Inc.), MCR Healthcare, Inc., MCR Technologies, Inc., MCR Federal Systems, Inc., and MCR International, Inc.

MCR Healthcare, Inc. includes the accounts of its wholly-owned subsidiary, MCR Federal Healthcare (formerly MCR Bengtsson International Inc.). In addition, MCR Technologies, Inc. includes the accounts of its two wholly-owned subsidiaries, MCR Business Technologies, Inc. and MCR Advanced Technologies Inc.

MCR Federal, Inc. performs development and lifecycle cost analysis and similar consulting services under contracts primarily with the Federal government. MCR Healthcare, Inc. performs facilities and design consulting services for commercial clients. MCR Federal Systems, Inc. performs information systems consulting services to government and industry clients. MCR Technologies, Inc. and MCR International, Inc. perform consulting services to industry clients.

The Company's board of directors approved an increase in the number of authorized common stock shares to 5 million (par value $.0015) and authorized a 4 for 1 stock split in February 1999. Accordingly, all references in the financial statements to number of shares and related amounts have been restated to reflect the stock split.

2.  Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements include the accounts of Management Consulting & Research, Inc. and its majority-owned subsidiaries and their wholly-owned subsidiaries. The minority interest reflects the non-Company owned stockholder interests in the majority-owned subsidiaries. All material intercompany accounts and transactions have been eliminated.

Equipment

Equipment is stated at cost. Depreciation is computed using the straight line method with estimated useful lives ranging between 3 and 7 years.

Income Taxes

The Company uses the liability method to account for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between the financial reporting and tax basis of assets and liabilities and are remeasured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

Stock Based Compensation

In October 1995, the Financial Accounting Standards Board issued SFAS No. 123, Accounting for Stock-Based Compensation. SFAS No. 123 allows companies to account for stock-based compensation either under the provisions of SFAS No. 123 or under the provisions of Accounting Principles Bulletin No. 25, Accounting for Stock Issued to Employees ("APB No. 25"), but requires pro forma disclosures in the footnotes to the financial statements as if the measurement provisions of SFAS No. 123 had been adopted. The Company accounts for its stock-based compensation in accordance with APB No. 25.

Earnings Per Share

The Company has adopted Financial Accounting Standards Board Statement No. 128, "Earnings Per Share," ("SFAS 128") which established new standards for computing and presenting net income per share information. Basic earnings per share was determined by dividing net income by the weighted average number of common shares outstanding during the period. Diluted earnings per share is consistent with that of basic earnings per share while giving effect to all dilutive potential common shares, if any, that were outstanding during the period. The dilutive effect of outstanding options issued by the Company, if any, has been reflected in diluted earnings per share by application of the treasury stock method. A reconciliation of the net earnings per share and the number of shares used in computing basic and diluted net income per share is presented in Note 12.

Services Revenue

The Company is engaged principally in time-and-materials contracts, but also performs under fixed-price contracts and cost plus award fee contracts. For time-and-materials contracts, revenue is recognized by the application of contract labor and material rates as services are performed. For fixed-price contracts, revenue is recognized on the percentage-of-completion method. For cost plus award fee contracts, revenue is recognized by the application of contract labor and material rates as services are performed plus the applicable award fee. The Company provides for anticipated losses on contracts by a charge to income during the period such losses are first identified.

Contract costs, including indirect costs, are subject to audit by agencies of the United States Government and have been audited through 1997. Management believes any future adjustment from the audits, if any, will not have a material effect on the consolidated financial statements.

Concentration of Credit Risk

Cash

The Company maintains cash balances at a single financial institution. Accounts at this institution are insured up to $100,000. Balances in these accounts may from time to time exceed the insured amount.

Major Customers

Approximately 96% of revenue earned in 1999 is attributable to services provided to the Federal government, in particular, the Department of the Air Force, through prime or subcontracts. Substantially all accounts receivable were related to such contracts at February 28, 1999.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

Statements of Cash Flows

Non-cash financing activities and supplemental cash flow information includes:

                                                                                 Year ended
                                                                                February 28,
                                                                                    1999
                                                                              ------------------

                        Dividends declared                                          $  79,936
                                                                              ==================
                        Interest paid                                               $  51,494
                                                                              ==================
                        Income taxes paid                                            $732,580
                                                                              ==================

Recent Pronouncements

For the year ended February 28, 1999, the Company adopted FASB Statement No. 130, "Reporting Comprehensive Income," which establishes standards for reporting and displaying comprehensive income and its components in financial statements. The adoption of SFAS 130 did not have any effect on the Company's financial statements as the Company does not have any elements of comprehensive income.

For the year ended February 28, 1999, the Company adopted FASB Statement No. 131, "Disclosure About Segments of an Enterprise and Related Information," which establishes standards for disclosures about products, geographies and major customers. The Company's implementation of this standard does not have any effect on its financial statements.

In March 1998, AcSEC issued Statement of Position 98-1 ("SOP 98-1"), Accounting for the Costs of Computer Software Developed For or Obtained For Internal Use. SOP 98-1 is effective for the Company beginning March 1, 1999. SOP 98-1 will require the capitalization of certain costs incurred after the date of adoption in connection with developing or obtaining software for internal use. The Company does not expect the adoption of SOP 98-1 to have a material effect on the Company's financial statements.

Reclassifications

Certain prior year amounts have been reclassified to conform with the current year presentation.

3.  Accounts Receivable

Accounts receivable were due under prime contracts with the Federal government, contracts with commercial or private entities, and subcontracts with commercial contractors performing contracts for the Federal government. Components of accounts receivable consist of the following:

                                                                               February 28,
                                                                                   1999
                                                                             ------------------

                       Billed                                                      $5,150,747
                       Unbilled                                                     3,311,213
                                                                             ------------------
                                                                                   $8,461,960
                                                                             ==================


Unbilled accounts receivable are stated at estimated realizable value.

4.  Equipment

Property and equipment consists of the following:

                                                                                February 28,
                                                                                    1999
                                                                              ------------------

                       Furniture and fixtures                                     $   428,470
                       Computer equipment                                             866,687
                       Other                                                                -
                                                                              ------------------
                                                                                    1,295,157
                       Less: accumulated depreciation                                (571,031)
                                                                              ==================
                                                                                  $   724,126
                                                                              ==================


The Company wrote-off fully depreciated equipment totaling $1,321,590 during the year ended February 28, 1999.

5.  Due from Officers and Majority Stockholder

The Company has $186,602 due from two officers of the Company at February 28, 1999. Interest is fixed at 7% and is payable monthly. The principal amount is due on demand. The amount is classified as noncurrent due to lack of payment during the preceding year.

The Company maintains a $1.5 million line of credit that expires on June 5, 2001 and bears interest at 8% for the benefit of its majority stockholder. There was $1.5 million due from the majority stockholder, which includes accrued interest of $287,797, at February 28, 1999. The majority stockholder has personally guaranteed repayment of all borrowed funds and has pledged his interest in certain common stock of the Company as collateral.

6.  Cash Surrender Value of Officer's Life Insurance

The Company maintains life insurance through various policies on its president, of which the Company is the beneficiary except for a split-dollar policy. Under the split-dollar policy, the Company pays the premium and receives, upon termination of the policy, the lesser of the cash surrender value of the policy or the total of premiums paid by the Company. Upon the death of the insured, the Company would receive the amount of the total premiums paid by the Company and remit any excess proceeds to the estate or beneficiary named. Two of the policies have been assigned to the bank that provides the line of credit as additional security.

7.  Line of Credit

The Company has a $1.5 million line of credit, which expires on September 30, 1999. Interest is payable at the lender's prime rate plus one-half percent (8.25% at February 28, 1999). Amounts drawn on the line of credit are secured by the Company's assets, cash surrender value of the officer's life insurance, and personal guarantees by the Company's president. There was $0 outstanding under the line of credit at February 28, 1999. The Company is required to maintain certain financial and non-financial covenants pursuant to the line of credit.

8.  Stockholders' Equity

The Company reserved 500,000 shares for issuance under the MCR Omnibus Stock Plan during the year ended February 28, 1999.

Common stock option activity is as follows for the year ended February 28, 1999:

                                                                                                 Weighted average
                                                                                                  exercise price
                                                                                  Shares
                                                                            ----------------------------------------

                  Outstanding at February 28, 1998                                         -            -
                  Granted                                                            144,000          $5.25
                  Exercised                                                                -            -
                  Canceled                                                                 -          $5.25
                                                                            ========================================
                  Outstanding at February 28, 1999                                   144,000          $5.25
                                                                            ========================================


Vesting generally occurs ratably over 3 years. There were no options exercisable at February 28, 1999.

The effect of applying Statement 123's fair value method to the Company's stock-based awards results in a net income of $1,368,885 in 1999, with net earnings per share of $0.68. The effect of applying SFAS No. 123 on the pro forma net income is not necessarily representative of the effects on future years due to, among other things, the vesting period of the stock options and the fair value of additional stock options in future years.

9.  Income Taxes

Following is a summary of the components of the net deferred tax liability:

                                                                                February 28,
                                                                                    1999
                                                                             ------------------

                    Deferred tax assets:
                      Net operating loss carryforward                         $
                                                                                           -
                      Other                                                                -
                                                                             ------------------
                                                                                           -
                    Deferred tax liabilities:
                      Cash basis reporting for tax purposes                        2,381,788
                      Equipment                                                       40,631
                                                                             ------------------
                                                                                   2,422,419
                                                                             ==================
                    Net deferred tax liability                                    $2,422,419
                                                                             ==================


The provision for income taxes consists of the following:
                                                                                 Year ended
                                                                               February 28,
                                                                                    1999
                                                                             ------------------

                    Current:
                      Federal                                                    $   619,333
                      State and local                                                 71,554
                                                                             ------------------
                                                                                     690,887
                    Deferred:
                      Federal                                                        382,210
                      State and local                                                 60,989
                                                                             ------------------
                                                                                     443,199
                                                                             ==================
                                                                                  $1,134,086
                                                                             ==================


The effective tax rate differed from the statutory rate as follows:

                                                                     Year ended
                                                                 February 28, 1999,
                                                              --------------------------

                Statutory federal rate                                    34%
                State taxes                                                6%
                                                              ==========================
                Effective tax rate                                        40%
                                                              ==========================

10.  Commitments

Leases

The Company leases office space under operating leases expiring in various years. Minimum future rental payments under non-cancelable operating leases at February 28, 1999 are as follows:

                        2000                                                              $1,219,755
                        2001                                                               1,060,626
                        2002                                                               1,028,891
                        2003                                                                 992,347
                        2004 and thereafter                                                2,482,752
                                                                                   ==================
                                                                                          $6,784,371
                                                                                   ==================

Rent expense was approximately $1,140,000 for the year ended February 28, 1999.

11.  Employee Benefit Plans

Retirement Plan

The Company has a defined contribution retirement plan (the "Plan") covering employees meeting certain eligibility requirements. Employees of all of the companies may contribute to the Plan in amounts up to 10% of their compensation, subject to certain Internal Revenue Service requirements. A matching contribution of up to 5% of the employee's compensation is made to the Plan. Employee contributions vest 100% immediately while employer contributions vest 20% per year until they reach 100% after five years. The Company contributed approximately $393,000 under the Plan during the year ended February 28, 1999.

The Company may make a discretionary contribution to the Plan determined by the Board of Directors. Vesting in discretionary contributions occurs as follows: 0% if employed less than four years; 40% after four years; 100% after five or more years of employment. The Company made a discretionary contribution of approximately $300,000 during the year ended February 28, 1999.

Employee Stock Ownership Plan

The Company has a non-leveraged Employee Stock Ownership Plan ("ESOP"). The ESOP covers employees meeting certain eligibility requirements. Contributions to the plan are determined by the Board of Directors. Vesting in the ESOP occurs as follows: 0% if less than five years and 100% after five or more years of employment. The Company's obligation to purchase shares allocated to Plan participants if all participants terminated employment and exercised their options to have the Company purchase their shares would be $892,569 at February 28, 1999. The Company contributed $516,000 to the ESOP during the year ended February 28, 1999.

12.  Earnings Per Share

The following table set forth the computation of basic and diluted net loss per share:

                                                                           1999
                                                             ----------------------------------

Numerator:
   Net income                                                            $  1,379,450
                                                             ----------------------------------
Numerator for basic and diluted earnings per share
                                                                         $  1,379,450
                                                             ==================================

Denominator:
   Denominator  for basic  earnings  per  share -  weighted
     average shares                                                         2,000,000
   Effect of dilutive securities
       Employee stock options                                                       -
                                                             ----------------------------------
   Denominator for diluted earnings per share                               2,000,000
                                                             ==================================
Basic earnings per share                                                        $0.69
                                                             ==================================
Diluted earnings per share                                                      $0.69
                                                             ==================================

13.  Subsequent Events

Acquisition

The Company's stockholders entered into an agreement and plan of merger subsequent to year end whereby the outstanding common stock and options of the Company and subsidiaries will be acquired by GRC International, Inc. ("GRC"). Total consideration is $27.1 million consisting of 2 million shares of GRC common stock and the remainder in cash.

Minority Interest

In May 1999, the Company issued 500,000 shares of common stock in exchange for all minority interests in the consolidated subsidiaries.

Common Stock Options

The Company granted an additional 18,000 common stock options at $7.18 per share.

14.  Impact of Year 2000 (Unaudited)

The Year 2000 Issue is the result of computer programs being written using two digits rather than four to define the applicable year. Any of the Company's computer programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices, or engage in similar normal business activities.

The Company has completed its study of the implications of the Year 2000 on its information systems. The Company's efforts did not require a significant commitment of resources and costs to resolve the potential problems associated with this event. Interfaces to external suppliers and customers (including banks) were included in the Company's assessments. However, the Company does not have control over these third parties and, as a result, can not currently estimate to what extent future operating results may be adversely affected by the failure of these third parties to successfully address their Year 2000 issues.

The Company believes that the Year 2000 Issue will not pose significant operational problems for its computer systems. However, there can be no guarantee and actual results could differ materially from those anticipated. Specific factors that might cause such material differences include, but are not limited to, the ability to locate and correct all relevant computer codes, interfaces with third parties, and similar uncertainties.

                                                      GRC INTERNATIONAL, INC.
                                          UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                                        As of June 30, 1999


                                                                                               PRO FORMA
                                                                      HISTORICAL               ADJUSTMENTS                 PRO FORMA
                                                                      ----------               -----------                 ---------

CURRENT ASSETS:
Cash and cash equivalents                                          $          88           $             0         $            88
Accounts receivable, net                                                  36,438                     6,291                  42,729
Unbilled reimbursable costs and fees                                       2,924                         0                   2,924
Other receivables                                                          1,339                         0                   1,339
Prepaid expenses and other current assets                                    522                        30                     552
Deferred income taxes                                                      6,871                         0                   6,871
                                                                    ------------            --------------           -------------
Total current assets                                                      48,182                     6,321                  54,503
                                                                    ------------            --------------           -------------

PROPERTY AND EQUIPMENT:
Land, buildings and leasehold improvements                                 5,298                         0                   5,298
Equipment, furniture and fixtures                                         17,294                       819                  18,113
  Less accumulated depreciation and amortization                         (13,497)                        0                 (13,497)
                                                                    ------------            --------------           -------------
     Property and equipment, net                                           9,095                       819                   9,914
                                                                    ------------            --------------           -------------

OTHER ASSETS:
Goodwill and other intangible assets, net                                  1,989                    20,802                  22,791
Deferred income taxes                                                     15,428                     1,510                  13,918
Deposits and other                                                         1,387                     1,026                   2,413
                                                                    ------------            --------------           -------------
     Total other assets                                                   18,804                    20,318                  39,122
                                                                    ------------            --------------           -------------

TOTAL ASSETS:                                                       $     76,081            $       27,458           $     103,539
                                                                    ============            ==============           =============

CURRENT LIABILITIES:
Current maturities of long-term debt                                $          9            $            0           $           9
Accounts payable                                                           5,567                       688                   6,255
Accrued compensation and benefits                                         14,461                     1,525                  15,986
Accrued expenses and other current liabilities                             3,063                     1,929                   4,992
                                                                    ------------            --------------           -------------
     Total current liabilities                                            23,100                     4,142                  27,242
                                                                    ------------            --------------           -------------

LONG-TERM LIABILITIES:
Long-term debt                                                            12,623                     6,496                  19,119
Other long-term liabilities                                                  299                       958                   1,257
                                                                    ------------            --------------           -------------
     Total long-term liabilities                                          12,922                     7,454                  20,376
                                                                    ------------            --------------           -------------

     Total stockholders' equity                                           40,059                    15,862                  55,921
                                                                    ------------            --------------           -------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                          $     76,081            $       27,458           $     103,539
                                                                    ============            ==============           =============

The pro forma adjustments represent the allocation of the net purchase price of approximately $23 million for all of the assets, liabilities, and intangible assets of MCR and subsidiaries. The excess of the purchase price over the fair value of the net assets acquired was estimated at approximately $21 million and will be amortized on a straight-line basis over 30 years. The preliminary purchase price allocation may change during the year ending June 30, 2000 as additional information concerning the net asset valuation is obtained.

The adjustments reflect the increase in GRCI's line of credit and the increase in stockholders equity related to the issuance of 2,000,000 common shares at $7.80 per share to purchase MCR.


                                                      GRC INTERNATIONAL, INC.
                                     UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                                                        As of June 30, 1999


                                                                                               PRO FORMA
                                                                      HISTORICAL               ADJUSTMENTS               PRO FORMA
                                                                      ----------               -----------               ---------

Revenues                                                           $     164,602             $      30,165            $    194,767

Cost of services                                                         138,770                    15,029                 153,799

Indirect and other costs                                                  16,574                    12,552                  29,126
                                                                   -------------             -------------            ------------

Operating income                                                           9,258                     2,584                  11,842

Interest expense, net                                                     (1,215)                     (463)                 (1,678)
                                                                   -------------             -------------            ------------

Income from continuing operations
  before income taxes                                                      8,043                     2,121                  10,164

Income tax benefit/(provision)                                               863                    (1,123)                   (260)
                                                                   -------------             -------------            ------------

Income from continuing operations                                          8,906                       998                   9,904

Income from discontinued operations                                          225                         0                     225
                                                                   -------------             -------------            ------------

Net income                                                         $       9,131             $         998            $     10,129
                                                                   =============             =============            ============

Income per common and common equivalent share:

Basic
     Continuing operations                                         $        0.87             $        0.50            $       0.81
     Net income                                                    $        0.89             $        0.50            $       0.83
                                                                   -------------             -------------            ------------

Number of shares used in basic EPS
  calculation                                                             10,230                     2,000                  12,230
                                                                   =============             =============            ============

Diluted
     Continuing operations                                         $        0.85             $        0.48            $       0.79
     Net income                                                    $        0.87             $        0.48            $       0.81
                                                                   -------------             -------------            ------------

Number of shares used in diluted EPS
  calculation                                                             10,498                     2,071                  12,569
                                                                   =============             =============            ============

The pro forma adjustments include the historical results of MCR for the year ended June 30, 1999 adjusted to reflect the goodwill amortization of $696,000, and estimated interest expense of $455,000 on the increase in debt.

The tax provision in the pro forma adjustments of 53% of the related pretax income is above the normal statutory tax rate as a result of the goodwill amortization not being tax deductible.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

                                GRC INTERNATIONAL, INC.



Date:    November 12, 1999      By: /s/ Thomas E. McCabe
                                    --------------------------------------------
                                    Thomas E. McCabe
                                    Senior Vice President, Director of Corporate
                                      Development, General Counsel & Secretary